UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2003

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 5. Other Events

On November 4, 2003, Green Mountain Coffee Roasters, Inc. issued a press release announcing that it intends to expand its Waterbury, Vermont manufacturing and distribution facility by constructing a new 52,000 square foot warehousing and distribution facility. The Company expects this project to cost approximately $8,400,000, which is anticipated to be financed through a combination of long-term debt and lease financing.

A copy of the aforementioned press release is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits
99.1	Press Release dated November 4, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:_/s/ Robert P. Stiller
Robert P. Stiller
Chief Executive Officer

Date: November 5, 2003

EXHIBIT INDEX
99.1	Press Release dated November 4, 2003